Exhibit 10.8

FORM OF FUND OF FUNDS INVESTMENT AGREEMENT

This FUND OF FUNDS INVESTMENT AGREEMENT (the “Agreement”), dated as of [•], 202[•], is between [•] and [•], each a [•] organized under the laws of [•] (the “Acquiring Funds”, each an “Acquiring Fund”), and Audax Private Credit Fund, LLC, a Delaware Limited Liability Company (the “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, each Acquiring Fund is a closed-end management investment company that is registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, the Acquired Fund is a closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the 1940 Act;

WHEREAS, Section 12(d)(1) of the 1940 Act, which is made applicable to BDCs by Section 60 of the 1940 Act, generally limits the ability of a registered investment company or BDC to invest in shares of another registered investment company or BDC above certain limits;

WHEREAS, Rule 12d1-4 under the 1940 Act permits a registered investment company or BDC to invest in shares of another registered investment company or BDC in excess of the limitations under Section 12(d)(1) subject to certain terms and conditions; and

WHEREAS, each Acquiring Fund, from time to time, may wish to acquire shares of the Acquired Fund in excess of the limitations under Section 12(d)(1)(A), (B), and (C), as applicable, in reliance on Rule 12d1-4.

NOW, THEREFORE, in consideration of the potential benefits to the Funds arising out of the investment by each Acquiring Fund in the Acquired Fund, the Funds agree as follows:

1.	Representations and Obligations of the Acquired Fund

The Acquired Fund agrees to:

(a)	comply with this Agreement and those terms and conditions of Rule 12d1-4 that are applicable to an acquired fund that is a BDC;

(b)	promptly notify each Acquiring Fund if the Acquired Fund fails to comply with the applicable terms and conditions of Rule 12d1-4 or this Agreement; and

(c)

provide, subject to applicable law, each Acquiring Fund and its investment adviser with information about the fees and expenses of the Acquired Fund reasonably requested by such Acquiring Fund and its investment adviser to comply with the terms and conditions of Rule 12d1-4.

2.	Representations and Obligations of the Acquiring Funds

Each Acquiring Fund agrees to:

(a)	comply with the terms and conditions of Rule 12d1-4 and this Agreement;

(b)	promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the terms and conditions of Rule 12d1-4 or this Agreement; and

(c)	adopt policies and procedures reasonably designed to prevent violations of Rule 12d1-4.

3.	Condition to Initial Purchase in Reliance on Rule 12d1-4

The Acquiring Funds and the Acquired Fund agree that, prior to the initial acquisition by the Acquiring Fund of shares of the Acquired Fund in excess of the limit in Section 12(d)(1)(A)(i), the investment adviser to each of the Acquiring Funds and the Acquired Fund must make in writing the applicable findings required by Rule 12d1-4.

4.	Notices

Except as otherwise noted, all notices, including all information that either party is required to provide under the terms of this Agreement, shall be in writing and shall be delivered to the contact identified below (which may be changed from time to time upon written notice to the other party) by (i) Federal Express or other comparable overnight courier; (ii) registered or certified mail, postage prepaid, return receipt requested; (iii) facsimile with confirmation during normal business hours; or (iv) e-mail (to all parties set forth below). All notices, demands or requests so given will be deemed given when actually received.

If to an Acquiring Fund:

[•]

If to the Acquired Fund:

[•]

5.	Termination and Governing Law

(a)

This Agreement will continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, to the extent necessary to comply with Section 12(d)(1) of the 1940 Act and Rule 12d1-4, each Acquiring Fund shall be entitled to reduce the amount of any remaining unpaid capital commitment to the Acquired Fund pursuant to the Subscription Agreement between such Acquiring Fund and the Acquired Fund to $0.

(b)	This Agreement will be governed by laws of New York without regard to choice of law principles.

6.	Miscellaneous

(a)

This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party. Any assignment in contravention of this Section shall be null and void.

(b)	Except as expressly set forth herein, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

(c)

No amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing in the manner provided by Section 4 and signed by a duly authorized representative of each party.

(d)

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of both parties hereto. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

(e)

If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect, if the essential terms and conditions of this Agreement for both parties remain valid, legal and enforceable.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[•]

Print Name:
Title:

[•]

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Title:

AUDAX PRIVATE CREDIT FUND, LLC

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Title: